Exhibit 99.1

VERITAS SOLUTIONS, INC.

FINANCIAL REPORT
UNAUDITED

JUNE 30, 2007

C O N T E N T S

Page

FINANCIAL STATEMENTS
CONSOLIDATED BALANCE SHEET	1
CONSOLIDATED STATEMENT OF OPERATIONS	2
CONSOLIDATED STATEMENT OF CASH FLOWS	3
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS	4

VERITAS SOLUTIONS, INC.
CONSOLIDATED BALANCE SHEET
UNAUDITED
June 30, 2007

ASSETS
Current assets
Cash and cash equivalents	$1,139,050
Accounts receivable, net	177,127
Inventory	160,253
Other current assets	320,311
Total current assets	1,796,741

Property, equipment and software, net	4,424,153
Goodwill, net	567,852

Total assets	$6,788,747

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$318,958
Other current liabilities	124,145
Total current liabilities	443,103

Long-term liabilities
Notes payable, long term portion	90,104

Shares subject to mandatory redemption - Series A Convertible preferred stock, no par value, 1 share authorized, 1 share issued and outstanding	949,909

Shares subject to mandatory redemption - Series B Convertible preferred stock, no par value, 75,000,000 shares authorized, 140,000 shares issued and outstanding	140,000

Total liabilities	1,623,116

Stockholders' equity (common stock shares issued and outstanding restated to reflect reverse stock split) Common stock, no par value, 250,000,000 shares authorized and 24,883,512 issued and outstanding	21,420,423

Additional paid-in capital	3,933,829
Accumulated deficit	(20,188,620)

Total stockholders’ equity	5,165,631

Total liabilities and stockholders’ equity	$6,788,747

See Notes to Consolidated Financial Statements

VERITAS SOLUTIONS, INC.
CONSOLIDATED STATEMENT OF OPERATIONS
UNAUDITED
For the Nine Months Ended June 30, 2007

Revenues
Tracking Service	$177,391
Hardware	244,312
Custom programming	11,800
Shipping	941
Miscellaneous	80,970

Total revenues	515,414

Cost of revenues	415,568

Gross profit	99,846

Other operating expense
Wages and salaries	770,241
Sales and marketing	964,922
General and administrative expenses	1,812,630
Merger and acquisition expense	541,744
Depreciation and amortization	919,136

Total other operating expenses	5,008,674

Loss from operations	(4,908,828)

Other income (expense)
Interest income	5,157
Interest expense	(911,658)

Total other income (expense)	(906,502)

Net loss	$(5,815,330)

Basic and diluted loss per common share	$(0.28)

Basic and diluted weighted average common shares outstanding	20,796,150

See Notes to Consolidated Financial Statements

VERITAS SOLUTIONS, INC.
CONSOLIDATED STATEMENT OF CASH FLOWS
UNAUDITED
For the Nine Months Ended June 30, 2007

Cash flows from operating activities:
Net loss	$(5,815,330)
Adjustments to reconcile net loss to net cash used by operating activities:
Non-cash general and administrative expense:
Warrants issued for non-cash consulting services	156,563
Non-cash expense resulting from strike price change of warrants previously issued for non-cash consulting and capital formation services	572,866
Non-cash interest expense:
Warrants issued for non-cash bridge lenders	582,132
Common stock equivalents resulting from conversion price change of preferred stock
Depreciation and amortization	919,136
Changes in operating assets and liabilities:
Accounts receivable	(122,653)
Inventory	(21,724)
Prepaid expenses and other current assets	(14,003)
Other assets	(9,984)
Accounts payable	(439,521)
Accrued liabilities	8,272
Net cash used by operating activities	(3,889,969)

Cash flows from investment activities:
Advances to Andronics Ltd	(281,980)
Purchase of property, equipment, and software	(358,303)
Net cash used by investment activities	(640,283)

Cash flows from financing activities:
Net borrowings on notes payable	128,984
Proceeds from sale of common stock and issuance of warrants	5,424,737
Net change in common stock subscription receivable	50,000
Net cash provided by financing activities	5,603,722

Net increase in cash and cash equivalents	1,073,470

Cash, beginning of period	65,580

Cash, end of period	$1,139,050

Supplemental cash flow information
Income taxes paid	$—
Interest Expense:
Interest paid	35,251
Non-cash Interest:
Value of warrants issued to bridge lenders	582,132
Value of common stock equivalents resulting from conversion price change of preferred stock	294,276
Total Interest Expense	$911,659

See Notes to Consolidated Financial Statements

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Description of Business and History

Description of Business. Veritas Solutions, Inc. (the “Company”), headquartered in Seattle, Washington U.S.A., provides global tracking services of high-value, mobile assets, including vessels, cargo containers, trucks, and aircraft, and the monitoring of high-value fixed assets, including fuel tanks, bridges, and pipelines. These consolidated financial statements include the Company and its wholly-owned subsidiaries, ESL Wireless, Inc., (“ESL”) and Secure Asset Reporting Services, Inc. (“SARS”). The Company and its subsidiaries changed their fiscal years to September 30 in 2006.

Note 2. Going Concern

The Company’s financial statements are prepared consistent with accounting principles generally accepted in the United States applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, as shown in the financial statements, the Company has sustained substantial losses and has relied primarily on sales of securities and proceeds from borrowings for operating capital.

During January and February 2007, the Company obtained bridge loans in the amount of $725,000 to fund its operations until it closed on funding from its private placement memorandum. As of June 30, the Company has sold $4.8 million of the $13.5 million planned sale of its Common Stock and the bridge loans were repaid out of the proceeds, including accrued interest. There is no assurance, however, that the planned sale will be fully sold prior to the expiration of the Offering on or before December 15, 2007.

The Company anticipates that its existing capital resources, including amounts available from the anticipated sale of Common Stock, will enable it to continue operations through September 30, 2008, assuming the Company meets its sales projections for such period. If the Company materially fails to meet such sales projections or does not raise additional capital, then the Company may be forced to severely curtail or cease operations. Consequently, the Company is actively working with investment banks and institutional investors to obtain additional capital through various financing options; however, the Company does not have any additional financing agreements. There can be no assurance that additional financing will be available on favorable terms or at all. If the Company raises additional capital through the sale of equity or convertible debt securities, the issuance of such securities may result in dilution to existing stockholders.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company have to curtail operations or be unable to continue in existence.

Note 3. Basis of Presentation

The accompanying unaudited Condensed Consolidated Financial Statements include the accounts of the Company and its majority-owned subsidiaries. All material intercompany balances and transactions have been eliminated. The interim financial statements reflect all adjustments, consisting only of normal recurring adjustments that, in the opinion of management, are necessary for a fair presentation of the results for the period shown. The results of operations for such periods are not necessarily indicative of the results expected for the full fiscal year. The Condensed Consolidated Balance Sheet as of June 30, 2007, has been derived from the unaudited financial statements at that date. However, it does not include all of the information and notes required by accounting principles generally accepted in the United States for complete financial statements. The accompanying financial statements should be read in conjunction with the audited Consolidated Financial Statements for the fiscal year ended September 30, 2006.

Note 4. Summary of Significant Accounting Policies

The significant accounting policies used in the preparation of our audited Consolidated Financial Statements are disclosed in the report for the fiscal year ended September 30, 2006. Updated disclosures regarding such policies are set forth below.

See Notes to Consolidated Financial Statements

Concentration of Credit Risk. Three customers accounted for more than 80% and 87% of the company’s accounts receivable and sales, respectively, as of June 30, 2007. The loss of, or the failure to collect amounts owed by any of these customers could create significant hardship for the company.

Allowance for Doubtful Accounts. The company provides for an allowance for doubtful accounts based on an evaluation of customer account balances past due ninety days or more from the date of invoicing. In determining whether to record an allowance for a specific customer, the Company considers a number of factors, including prior payment history and financial information for the customer. As of June 30, 2007, the allowance for doubtful accounts was $ 3,073.

Goodwill and Customer List. Goodwill consists of the excess of the purchase price paid over the fair value of the assets acquired related to the purchase of certain assets of Sentinela, LLC (“Sentinela”). The customer list was purchase from ESL, LLC. The customer list is not subject to amortization but, as with goodwill and other long lived assets, is subject to periodic reviews for impairment.

Impairment of Long-Lived Assets. The Company’s long lived assets, including property, equipment and software, goodwill and customer list, are reviewed for carrying value impairment annually or more frequently when events or changes in circumstances indicate that the carrying amount may not be recoverable. The Company evaluates the recoverability of its goodwill and other intangible assets in accordance with SFAS 142. The intangible asset Customer list resides in subsidiary ESL, LLC. Due to the migration of customers to subsidiary, Secure Assets Reporting Systems, Inc. post-merger, the remaining Customer list is deemed to have no future value and impairment of $50,000 was recognized June 30, 2007 and included in depreciation and amortization expense.

Loss per Share. Basic loss per share is computed by dividing net loss attributable to common stockholders by the weighted average number of common stock shares outstanding during the period. Diluted loss per share, which would include the effect of the conversion of unexercised stock options, unexercised warrants to purchase Common Stock, and convertible Preferred Stock, is not separately computed because inclusion of such conversions is antidilutive. In these cases, basic and diluted loss per share is the same.

Basic and diluted weighted average shares outstanding, and the potentially dilutive securities excluded from loss per share computations because they are antidilutive, are as follows (restated to reflect reverse stock split):

Nine months ended June 30, 2007
Basic and diluted weighted average common stock shares outstanding	20,796,150
Common stock equivalents of potentially dilutive securities excluded from loss per share computations:
Convertible preferred stock	1,089,909
Common stock purchase warrants	8,247,053

Revenue Recognition. The Company recognizes revenue when it has persuasive evidence of an arrangement, the product has been shipped or the services have been provided to the customer, title and risk of loss for products has passed to the customer, the sale price is fixed and determinable, no significant unfulfilled Company obligations exist, and collectibility is reasonable assured.

Revenue from hardware sales is generally recognized when products are shipped and/or the revenue is fully earned and ownership had passed to the customer. Revenue from tracking services are recorded in the month the service is provided. Revenue from custom programming services, which are all short-term, is recognized using the completed-contract method. Unearned revenues, recorded as deferred revenue in the balance sheet, were $2,893 for the nine months ended June 30, 2007.

Advertising Expense. Advertising cost, which are included in sales and marketing expenses, are expensed as incurred. Advertising expense, included in sales and marketing expense, was $13,657, for the nine months ended June 30, 2007.

Share-Based Payments. During the nine months ended June 30, 2007, the Company granted warrants to purchase shares of the Company’s Common stock to various parties for consulting services and in connection with fund raising activities. The fair value of the warrants was estimated using the Black-Scholes option valuation model in accordance with the Financial Accounting Standards Board’s Emerging Issue Task Force Abstract, EITF 96-18, Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods and Services (“EITF 96-18”).

See Notes to Consolidated Financial Statements

Recent Accounting Pronouncements. In June 2006, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 48, Accounting for Uncertainties in Income Taxes, (“FIN 48”). FIN 48 clarifies the accounting for uncertainty in income taxes and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 is effective for financial statements as of January 1, 2007. The Company has not yet determined the impact of applying FIN 48.

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, Fair Value Measurements (“FAS 157”). FAS 157 defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements but does not require any new fair value measurements. FAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The Company has not yet determined the impact of applying FAS 157.

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, (“FAS 158”). FAS 158 requires an employer to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income. FAS 158 is effective for financial statements as of December 31, 2006. The Company has not yet determined the impact of applying FAS 158.

In February 2007, FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Liabilities” (“SFAS 159”). SFAS 159 provides the option to report certain financial assets and liabilities at fair value, with the intent to mitigate volatility in financial reporting that can occur when related assets and liabilities are record on different bases and is effective for fiscal years beginning after November 15, 2007. The Company is in the process of evaluating the impact of SFAS 159 on its results of operations and financial position.

In June 2007, the Emerging Issues Task Force of the FASB issued EITF Issue No. 07-3, Accounting for Nonrefundable Advance Payments for Goods or Services to be Used in Future Research and Development Activities, (“EITF 07-3”) which is effective for fiscal years beginning after December 15, 2007. EITF 07-3 requires that nonrefundable advance payments for future research and development activities be deferred and capitalized. Such amounts will be recognized as an expense as the goods are delivered or the related services are performed. The Company does not expect the adoption of EITF 07-3 to have a material impact on the financial results of the Company.

In September 2006, the SEC staff issued Staff Accounting Bulletin 108 (“SAB 108”), “Financial Statements—Considering the Effects of Prior Year Misstatements When Quantifying Misstatements in Current Year Financial Statements. SAB 108 addresses how a registrant should quantify the effect of an error on the financial statements and concludes that a dual approach should be used to compute the amount of a misstatement. Specifically, the amount should be computed using both the “rollover” (current year income statement perspective) and “iron curtain” (year-end balance sheet perspective) methods. The provisions of SAB 108 are effective for the Company beginning April 1, 2007. The Company does not expect that the implementation of SAB 108 will have a material impact on its consolidated results of operations, financial position or liquidity.

Note 5. Property, Equipment, and Software

June 30, 2007
Furniture and equipment	$138,750
Computer equipment	206,227
Software	5,397,599
Subtotal	5,742,576
Accumulated depreciation and amortization	(1,318,423)
Property, equipment, and software	$4,424,153

See Notes to Consolidated Financial Statements

Depreciation and amortization expense for the nine month period was $919,136.

Note 6. Long-Term Liabilities

On November 29, 2006 the Company entered into a $61,039 loan agreement with De Lage Landen Financial Services, assignees of Microsoft Capital, for the purchase of computer hardware and software. The term of the loan is 3-years and borrowings accrue interest on the unpaid principal at 9.7% annual percentage rate. Principal payments made during the nine month period ended June 30, 2007 were $8,985 and the remaining estimated long-term principal payments are $52,054.

On March 19, 2007 the Company entered into a $76,188 loan agreement with De Lage Landen Financial Services, assignees of Microsoft Capital, for the purchase of computer hardware and software. The term of the loan is 3-years and borrowings accrue interest on the unpaid principal at 9.66% annual percentage rate. Principal payments made during the nine month period ended June 30, 2007 were $0 due to deferred payment terms and the remaining estimated long-term principal payments are $76,188 plus deferred interest of $1,703.

Both series of the Company’s Convertible Preferred Stock are classified as Long-Term Liabilities because of their mandatory redemption features. As a result of the reverse stock split of Common Stock described in Note 8, the conversion price on the Preferred Stock was arithmetically adjusted to $1.37 per Common Stock share. As further described in Note 7, as a result of the exercise price on Common Stock purchase warrants being reduced after the stock split, the Preferred Stock conversion price changed to the same price, $1.00 per post-split Common Stock share. The value of the reduction of the conversion price of the Preferred Stock was determined to be $294,276. This value was recorded as non-cash interest expense, with a corresponding increase in Additional Paid-in Capital, in the nine months ended June 30, 2007.

Note 7. Warrants

During the nine months ended June 30, 2007, the Company granted five-year Common Stock purchase warrants to various parties for consulting services and capital formation activities. As described in Note 8, in January 2007, the Company completed a reverse 1 to 0.365 split of its Common Stock. Of the warrants issued in the current period, 840,000 were issued prior to the split, which arithmetically became 306,600 post-split warrants. Following the split, an additional 450,000 warrants were issued, for a total of 756,600 warrants issued for the period, on a post-split basis.

The reverse split had the arithmetic effect of increasing the exercise price of warrants outstanding at the time, a total of 16,490,551 warrants, including the 840,000 warrants issued prior to the split, from $0.50 to $1.37 per share. Immediately following the reverse split, the Company reduced the exercise price on these warrants to $1.00 per share, which is also the exercise price for the warrants issued after the split. This reduction in warrant exercise price also had the effect of reducing the conversion price of the Company’s Convertible Preferred Stock described in Note 6 to $1.00 per post-split Common Stock share.

The reduction in the exercise price of these warrants increases their value. This increase in value (an increase in additional paid-in capital) was determined to be $2,036,328 and constitutes a deemed dividend to the warrant holders. Deemed dividends are normally considered to be a reduction of retained earnings but, because the Company has an Accumulated Deficit, the dividend is treated as a decrease in additional paid-in capital, with no net effect to Stockholders’ Equity. Additionally, $572,866 of the total $2,036,328 was recorded as non-cash expense in the current nine month period ended June 30, 2007, related to warrants that were originally issued in conjunction with consulting services and capital formation activities.

The value of the 756,600 warrants issued for the period was determined to be $738,695, based on a Black-Scholes pricing model under the following assumptions:

2007
Expected life in years	5.0
Volatility	152%
Interest rate	4.5%
Dividend yield rate	0%

See Notes to Consolidated Financial Statements

A summary of these warrants (all on a post-split basis) follows:

Issue Date	Issued to	Recorded as	Number of Warrants	Value	Exercise Price	Expiration Date
1/17/2007	Grant to consultants	G&A Exp	124,100	$156,563	$1.00	1/17/2012
1/31/2007	Grant for capital formation services	Interest Exp	182,500	167,954	$1.00	1/31/2012
3/31/2007	Grant for capital formation services	Interest Exp	450,000	414,178	$1.00	3/31/2012
Nine Months ended June 30, 2007			756,600	$738,695

As of June 30, 2007, there are 8,247,053 post-split warrants outstanding.

Note 8. Common Stock

In January, 2007, the Company completed a reverse 1 to 0.365 split of its Common Stock. The effect of the reverse split decreased the number of outstanding shares from 54,913,731 pre-split to 20,043,512 post-split. The reverse split did not change the authorized shares for the class. As described in Note 7, this reverse split also arithmetically changed the number and exercise price of the warrants to purchase Common stock outstanding at that time.

In January, 2007, the Company completed the sale of its Common Stock under a private placement memorandum dated October 2005. From October, 2006 to January, 2007, the Company sold 4,250,000 pre-split shares (1,551,250 post-split shares) at $0.50 per share for a total of $2,125,000. These shares included five-year Common Stock Purchase Warrants to purchase 4,250,000 pre-split shares (1,551,250 post-split shares) of Common stock at $0.50 per share. The value of these warrants was determined to be $740,502, based on a Black-Scholes pricing model. As described in Note 7, the exercise price on these warrants was changed to $1.00 per post-split share.

The Company is currently in the process of selling up to $13.5 million of its Common Stock under a private placement memorandum dated February 2007. There is no assurance that the full amount will be sold. As of June 30, 2007, 4,840,000 post-split shares have been sold at $1.00 per share for a total of $4,840,000. These shares included three-year Common Stock Purchase Warrants to purchase 810,000 post-split shares of Common stock at $1.25 per share. The value of these warrants was determined to be $737,891, based on a Black-Scholes pricing model.

The assumptions used for all of the Black-Scholes models are:

2007
Expected life in years	5.0
Volatility	152%
Interest rate	4.5%
Dividend yield rate	0%

Note 9. Commitments and Contingencies

The Company leases its Port Orchard, WA office facility from a business owned by two of the Company’s beneficial stockholders. The office lease is $3,000 per month for a one year term, beginning December 1, 2006.

The Company leases its Bellevue, WA office facility from an unrelated party. The office lease is $5,364 per month for a six month term, beginning May 1, 2007.

The Company leases roof space for AIS receivers in South America. The lease is for a one year term and contains options to renew for four 1-year terms at a 4% annual escalation per year. The current lease rate is $411 per month and expires 1/1/08.

See Notes to Consolidated Financial Statements

The Company rents testing and storage space from one of the Company’s beneficial stockholders. The rent is $6,500 per month, on a month to month basis.

Rent expense for the nine months ended June 30, 2007 was $82,005, of which $61,675 was paid to beneficial stockholders.

Note 10. Related Party Transactions

As described in Note 9, the Company paid beneficial stockholders $29,175 for the lease of the Port Orchard, WA office during the nine months ended June 30, 2007.

As described in Note 9, the Company paid a beneficial stockholder $32,500 for testing and storage space during the nine months ended June 30, 2007.

The Company paid a beneficial stockholder’s private business $7,415 for tenant improvements made to the Port Orchard, WA office during the nine months ended June 30, 2007.

The Company paid a beneficial stockholder $56,988 in interest related to outstanding Preferred Stock-Series A.

The owner of the Company’s outside law firm is a stockholder in the Company and a member of the Board of Directors. The Company incurred $799,296 in legal fees from his firm in the nine months ended June 30, 2007.

Note 11. Subsequent Events

Sale of Common Stock by Successor Placement Agent and Acquisition by Public Shell Company

In addition to the sale of Common Stock described in Note 8, on July 12, 2007, the Company entered into an agreement (the “July Offering”) appointing an exclusive successor placement agent to continue offering for sale to accredited investors under the February 2007 private placement memorandum (“PPM”). The successor agent will attempt to sell on an exclusive, best-efforts basis, 6,210,000 shares of Common Stock at $1.00 per share for a total of $6,210,000. The Company will also have the option to sell an additional 2,450,000 shares of Common Stock at $1.00 per share for a total of $2,450,000 to cover over-allotments. The terms of the July Offering are identical to the terms contained in the original PPM. The July Offering will remain open for 90 days from the date the successor placement agent was appointed, with the ability to extend for up to two additional 30-day periods thereafter.

On or before the final closing of the July Offering, a public shell company, Mycom Group, Inc. (“Mycom”) will acquire the Company by reverse merger and will continue the existing operations of the Company under the current management, as a publicly-traded company. Mycom will change its name to be similar to the Company or one of the Company’s subsidiaries.

Operating Agreement and Potential Acquisitions

On February 9, 2007, the Company, through its wholly-owned subsidiary SARS, entered into an agreement with Andronics, Ltd., (“Andronics”) in which the Company would provide funding to Andronics for operating expenses, and secure such funding with promissory notes. The Company and Andronics further entered into a License Agreement for intellectual property, and agreed to exchange consulting services for the term of the agreement. The company has advanced $281,980 to Andronics, which has been included in Other Current Assets. On August 9, 2007, the Company signed a non-binding letter of intent to acquire, through SARS, specific assets of Andronics including, but not limited to fixed assets, employees, intellectual property, contracts, and goodwill. The price to be paid for the assets of Andronics has not yet been determined.

On July 12, 2007, the Company signed a non-binding letter of intent to acquire, through SARS, the outstanding capital stock of Shine Micro, Inc. The price to be paid for Shine Micro, Inc. has not yet been determined.

See Notes to Consolidated Financial Statements

VERITAS SOLUTIONS, INC.

FINANCIAL REPORT

SEPTEMBER 30, 2006

See Notes to Consolidated Financial Statements

CONTENTS

Page

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	1

FINANCIAL STATEMENTS

CONSOLIDATED BALANCE SHEETS	2
CONSOLIDATED STATEMENTS OF OPERATIONS	3
CONSOLIDATED STATEMENTS OF CASH FLOWS	4 and 5
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY	6
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS	7 - 16

See Notes to Consolidated Financial Statements

VERITAS SOLUTIONS, INC.
CONSOLIDATED BALANCE SHEETS

September 30, 2006 and December 31, 2005

	September 30, 2006	December 31, 2005
ASSETS
Current Assets
Cash and cash equivalents	$65,580	$57,702
Accounts receivable, net	54,474	12,105
Employee advances	13,657	1,000
Advances to SARS		28,000
Inventory	138,529	1,973
Prepaid expense	688
Total current assets	272,928	100,780
Property, equipment, and software, net	4,934,987	27,152
Goodwill	567,852
Customer list	50,000	50,000
Total Assets	$5,825,767	$177,932
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current Liabilities
Accounts payable and other accrued expenses	$666,013	$402,800
Shared-based payments payable		672,000
Interest payable to related parties	25,332
Dividends payable on convertible preferred stock	31,663
Notes payable	100,000	21,095
Deferred revenue	12,464
Total current liabilities	835,472	1,095,895
Commitments and Contingencies

Long-Term Liabilities

Shares subject to mandatory redemption - Series A Convertible
Preferred Stock, no par value, 1 share authorized, 1 share and no shares issued and outstanding	949,909
Shares subject to mandatory redemption - Series B Convertible
Preferred Stock, no par value, 75,000,000 shares authorized, 140,000 shares and no shares issued and outstanding	140,000
Total liabilities	1,925,381	1,095,895

Stockholders’ Equity (Deficit)
Common Stock, no par value, 250,000,000 shares authorized, 50,663,731 and 13,413,115 shares issued and outstanding	15,933,816	2,236,508
Additional paid-in capital	2,389,862	1,398,937
Common Stock subscriptions receivable	(50,000)	(5,000)
Common Stock subscription deposits		35,000
Accumulated deficit	(14,373,292)	(4,583,408)
Total stockholders’ equity (deficit)	3,900,386	(917,963)
Total Liabilities and Stockholders’ Equity (Deficit)	$5,825,767	$177,932

See Notes to Consolidated Financial Statements

VERITAS SOLUTIONS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

For the Nine Months Ended September 30, 2006, and the Year Ended December 31, 2005

	Nine Months Ended September 30, 2006	Year Ended December 31, 2005
Revenues
Sales	$195,714	$22,014
Cost of sales	120,698	54,804
Gross profit (loss)	75,016	(32,790)
Operating Expenses
Sales and marketing expense	634,579	378,928
General and administrative expense	1,391,136	2,451,510
Capital formation, merger, and acquisition expense	7,798,924	277,329
Total operating expenses	9,824,639	3,107,767
Loss from operations	(9,749,623)	(3,140,557)
Other Expense
Interest	(40,261)	(555)
Net Loss	$(9,789,884)	$(3,141,112)
Basic and diluted net loss per common share	$(0.34)	$(0.27)
Weighted average basic and diluted shares outstanding	28,438,297	11,502,782

See Notes to Consolidated Financial Statements

VERITAS SOLUTIONS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Nine Months Ended September 30, 2006, and the Year Ended December 31, 2005

	Nine Months Ended September 30, 2006	Year Ended December 31, 2005
Cash Flows From Operating Activities
Net loss	$(9,789,884)	$(3,141,112)

Adjustments to reconcile net loss to net cash used in operating activities
Depreciation	447,076	1,937
Share-based payments included in operating expenses	7,798,924	1,638,114
Services contributed by employee included in operating expense		21,887
Changes in operating assets and liabilities
Account receivable	(498)	(12,105)
Employee advances	(3,357)	(1,000)
Inventories	(38,450)	(1,973)
Prepaid expenses	2,062
Account payable and accrued expenses	27,583	281,740
Dividends payable on convertible preferred stock	31,663
Deferred revenue	12,464
Net cash used in operating activities	(1,512,417)	(1,212,512)
Cash Flows From Investing Activities
Advances to SARS	(212,275)	(28,000)
Purchases of property, equipment, and software	(63,519)	(27,994)
Cash received in acquiring SARS	1,934
Net cash used in investing activities	(273,860)	(55,994)
Cash Flows From Financing Activity
Borrowings (payments) on notes payable	(21,095)	14,995
Common stock sold to investors	1,895,250	1,269,323
Net change in common stock subscriptions receivable	(45,000)	3,500
Net change in common stock subscription deposits	(35,000)	35,000
Net cash provided by financing activities	1,794,155	1,322,818
Net increase in cash and cash equivalents	7,878	54,312
Cash, beginning of period	57,702	3,390
Cash, end of period	$65,580	$57,702
Supplemental disclosure of cash flow information
Cash paid for interest	$8,598	$555
Cash paid for income taxes	$—	$—

See Notes to Consolidated Financial Statements

VERITAS SOLUTIONS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Nine Months Ended September 30, 2006, and the Year Ended December 31, 2005
(Continued)

	Nine Months Ended September 30, 2006	Year Ended December 31, 2005
Non-Cash Investing and Financing Activities
SARS acquisition:
Current assets acquired in SARS acquisition:
Cash	$(1,934)
Accounts receivable, net	(41,871)
Employee advances	(9,300)
Inventory	(98,106)
Prepaid expenses	(2,750)
Property, equipment, and software acquired	(5,259,244)
Liabilities assumed in SARS acquisition:
Accounts payable, accrued liabilities, and payroll payable	235,630
Interest payable	25,332
Advances due from SARS	240,275
Issue Series A preferred stock for SARS acquisition	949,909
Issue common stock for SARS acquisition	3,535,630
Issue warrants for SARS acquisition	426,429
Net cash effect of SARS acquisition	$—
Sentinela acquisition:
Property and equipment acquired in Sentinela acquisition	(32,148)
Goodwill acquired in Sentinela acquisition	(567,852)
Issue Series B preferred stock for Sentinela acquisition	140,000
Issue common stock for Sentinela acquisition	360,000
Issue note payable for Sentinela acquisition	100,000
Net cash effect of Sentinela acquisition	$—
Other non-cash activities:
Reduction of share-based payments payable	(672,000)	(77,601)
Common stock issued for share-based payments payable	672,000	77,601
Purchase of customer list with common stock		(50,000)
Common stock issued for customer list		50,000
Net cash effect of other non-cash activities	$—	$—

See Notes to Consolidated Financial Statements

VERITAS SOLUTIONS, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

For the Nine Months Ended September 30, 2006, and the Year Ended December 31, 2005

	Common Stock
	Shares	Amount	Additional Paid-in Capital	Common Stock Subscriptions Receivable	Common Stock Subscription Deposits	Accumulated Deficit	Total

Balance at January 1, 2005	8,904,115	$551,084	$27,436	$(8,500)	$—	$(1,442,296)	$(872,276)
Issue 577,000 common shares at $0.50/share for services	577,000	288,500					288,500
Issue warrants to purchase 2,984,000 common shares at $0.50/share for services			1,349,614				1,349,614
Sell 2,538,645 common shares at $0.50/share	2,538,645	1,269,323					1,269,323
Issue 1,293,355 common shares at $0.06/share for services	1,293,355	77,601					77,601
Issue 100,000 common shares at $0.50/share for customer list	100,000	50,000					50,000
Recognize obligation under October 2005 Private Placement
Memorandum to issue warrants valued at $948,909 to purchase 2,093,645 common shares at $0.50/share as cost of offering *							0
Services contributed by employee			21,887				21,887
Net change in common stock subscriptions receivables and deposits for the year ended December 31, 2005				3,500	35,000		38,500
Net loss for the year ended December 31, 2005						(3,141,112)	(3,141,112)
Balance at December 31, 2005	13,413,115	2,236,508	1,398,937	(5,000)	35,000	(4,583,408)	(917,963)
Sell 3,709,500 common shares at $0.50/share	3,790,500	1,895,250					1,895,250
Recognize obligation under October 2005 Private Placement
Memorandum to issue warrants valued at $1,672,656 to purchase 3,690,500 common shares at $0.50/share as cost of offering *							0
Issue 11,200,000 common shares at $0.06/share for services	11,200,000	672,000					672,000
Issue one Series A preferred share at $949,909/share, 7,071,260 common shares at $0.50/share, and warrants to purchase 942,406 common shares at $0.50/share for capital stock of SARS	7,071,260	3,535,630	426,429				3,962,059
Issue 140,000 Series B preferred shares at $1/share and 720,000 common shares at $0.50/share for assets of Sentinela	720,000	360,000					360,000
Issue 14,468,856 common shares at $0.50/share and warrants to purchase 1,550,000 common shares at $1/share for capital formation services	14,468,856	7,234,428	564,496				7,798,924
Net change in common stock subscriptions receivables and deposits for the nine months ended September 30, 2006				(45,000)	(35,000)		(80,000)
Net loss for the nine months ended September 30, 2006						(9,789,884)	(9,789,884)
Balances at September 30, 2006	50,663,731	$15,933,816	$2,389,862	$(50,000)	$—	$(14,373,292)	$3,900,386

*	There are no amounts listed for these transactions as the amounts recognized as additional paid-in capital are offset by the offering costs.

See Notes to Consolidated Financial Statements

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1. The Company

Veritas Solutions, Inc., (“the Company”) provides global tracking services of high-value, mobile assets, including vessels, cargo containers, trucks, and aircraft, and the monitoring of high-value fixed assets, including fuel tanks, bridges, and pipelines. These consolidated financial statements include the Company and its wholly-owned subsidiaries, ESL Wireless, Inc., (“ESL”) and Secure Asset Reporting Services, Inc., (“SARS”). The Company and its subsidiaries changed their fiscal years to September 30 in 2006.

Note 2. Going Concern

The Company’s financial statements are prepared consistent with accounting principles generally accepted in the United States applicable to a going concern, which contemplate the realization of assets and liquidation of liabilities in the normal course of business. However, as shown in the financial statements, the Company has sustained substantial losses and has relied primarily on sales of securities and borrowings for operating capital.

In January 2007, the Company obtained a bridge loan of $500,000 to fund its operations until it completes a sale of up to $10 million of its common stock, planned for the first calendar quarter of 2007. There is no assurance, however, that the sale of stock will be successful.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company have to curtail operations or be unable to continue in existence.

Note 3. Summary of Significant Accounting Policies

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. Intercompany balances and transactions have been eliminated.

Use of Estimates

In preparing financial statements conforming with accounting principles generally accepted in the United States, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash and short-term investments that are readily convertible to cash and have original maturities of three months or less at the time of acquisition. On occasion, the Company maintains cash balances in excess of federal insurance limits.

Concentration of Credit Risk

Two customers accounted for more than 74% and 76% of the Company’s accounts receivable and sales, respectively, as of September 30, 2006, and for the nine months then ended. The loss of, or the failure to collect amounts owed by, either of these customers could create a significant financial hardship for the Company.

Allowance for Doubtful Accounts

The Company provides for an allowance for doubtful accounts based on an evaluation of customer account balances past due ninety days or more from the date of invoicing. In determining whether to record an allowance for a specific customer, the Company considers a number of factors, including prior payment history and financial information for the customer. As of September 30, 2006, the allowance for doubtful accounts was $13,904. There was no allowance for doubtful accounts as of December 31, 2005.

Financial Instruments

The Company’s financial instruments consist of cash and cash equivalents, accounts and other receivables, accounts payable, accrued expenses, and notes payable. The fair value of all financial instruments approximates the recorded value based on the short-term nature and market interest rates of these financial instruments.

Inventory

Inventory consists of tracking equipment held for resale and is valued at the lower of cost (first-in, first-out basis) or market. The Company regularly evaluates the technological usefulness and anticipated future demand for various inventory components and the expected use of the inventory. When it is determined that these components do not function as intended, or quantities on hand are in excess of estimated requirements, the costs associated with these components are charged to expense.

Depreciation and Amortization

Depreciation and amortization are calculated on a straight-line basis over the estimated useful lives of the related assets, ranging from three to seven years for furniture, fixtures, and computer equipment, and 25 years for buildings and land improvements. Equipment under capital lease and leasehold improvements are amortized over the shorter of their lease terms or their estimate useful lives. The costs of acquired software and inventory capitalized for internal use are generally amortized over five years.

Goodwill and Customer List

Goodwill consists of the excess of the purchase price paid over the fair value of the assets acquired related to the purchase of certain assets of Sentinela, LLC (“Sentinela”). The customer list was purchased from ESL, LLC. The customer list is not subject to amortization but, as with goodwill and other long-lived assets, will be subject to periodic reviews for impairment.

Impairment of Long-Lived Assets

The Company’s long-lived assets, including property, equipment, and software, goodwill, and customer list, are reviewed for carrying value impairment at least annually or more frequently when events or changes in circumstances indicate that the carrying amount may not be recoverable. The Company does not believe that any of its long-lived assets were impaired at September 30, 2006.

Revenue Recognition

The Company recognizes revenue when it has persuasive evidence of an arrangement, the product has been shipped or the services have been provided to the customer, title and risk of loss for products has passed to the customer, the sale price is fixed and determinable, no significant unfulfilled Company obligations exist, and collectibility is reasonably assured. Unearned revenues, recorded as deferred revenue in the balance sheet, were $12,464 as of September 30, 2006. There was no deferred revenue as of December 31, 2005.

Capital Formation, Merger, and Acquisition Expense

Capital formation, merger, and acquisition expense consists of salaries and travel of senior management in reviewing acquisition targets and payments, primarily in the form of common stock shares and common stock purchase warrants, to lawyers, advisors, and investment funds in connection with raising capital for the Company.

Advertising Expense

Advertising costs, which are included in sales and marketing expenses, are expensed as incurred. Advertising expense, included in sales and marketing expense, was $3,625 for the nine months ended September 30, 2006. There was no advertising expense for the year ended December 31, 2005.

Income Taxes

The Company follows the liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between the financial reporting and tax basis of assets and liabilities and on the expected future tax benefits to be derived from net operating loss carryforwards measured using current tax rates. A valuation allowance is established if it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Share-Based Payments

The Company does not have a stock option plan and has not issued stock options to employees or others.

During the nine months ended September 30, 2006, and the year ended December 31, 2005, the Company granted warrants to purchase 2,492,406 and 2,984,000 shares, respectively, of the Company’s common stock to various parties for services and in connection with acquisitions and capital formation activities. The measurement dates for valuing these warrants were determined in accordance with the Financial Accounting Standards Board’s Emerging Issue Task Force Abstract, EITF 96-18, Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods and Services (“EITF 96-18”). The Company uses the Black-Scholes fair value option-pricing model with the following weighted-average assumptions to value these warrants:

Risk free interest rate	4.4%
Expected dividend yield	0.0%
Volatility	145.0%
Expected life	5.0 years

During the nine months ended September 30, 2006, and the year ended December 31, 2005, the Company issued 25,668,856 and 1,870,355 shares, respectively, of its common stock to founders, certain early-stage employees, other investors, lawyers, advisors, and investment funds for services and in connection with capital formation activities. The measurement dates for valuing these shares were determined in accordance with EITF 96-18. The values of the shares were based upon comparable cash sales of the Company’s common stock to others at, or near to, the same time as their measurement dates. Of the aforementioned common stock shares issued during the nine months ended September 30, 2006, and the year ended December 31, 2005, 11,200,000 and 1,293,355 shares, respectively, were issued in satisfaction of a commitment the Company made in 2004 and were accrued as a liability at December 31, 2004. As such, the shares were valued at six cents per share, which was the market value of the Company’s common stock at that time.

The amounts of the aforementioned share-based payments included in operating expenses for the nine months ended September 30, 2006, and year ended December 31, 2005, were $7,798,924 and $1,638,114, respectively.

Loss Per Share

Basic loss per share is computed by dividing net loss attributable to common stockholders by the weighted average number of common stock shares outstanding during the period. Diluted loss per share, which would include the effect of the conversion of preferred stock and common stock purchase warrants to common stock, is not separately computed because the inclusion of such conversions is antidilutive. In these cases, basic and diluted loss per share are the same.

Basic and diluted weighted average common shares outstanding and the potentially dilutive securities excluded from the computation of loss per share because they are antidilutive are as follows:

	Nine months ended September 30, 2006	Year ended December 31, 2005
Basic and diluted weighted average common stock shares outstanding	28,438,297	11,502,782
Potentially dilutive securities excluded from loss per share computations:
Convertible preferred stock	1,089,909
Common stock purchase warrants	5,476,406	2,984,000

Recent Accounting Pronouncements

In February 2006, the Financial Standard Accounting Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 155, Accounting for Certain Hybrid Financial Instruments. SFAS 155 permits fair value remeasurement for hybrid financial instruments that contain embedded derivatives that would require separate accounting. In addition, the statement establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain embedded derivatives. SFAS 155 is effective for all financial statements issued for fiscal year beginning on or after September 15, 2006, with earlier adoption permitted. Management believes this statement will have no impact on the financial statements of the Company once adopted.

In March 2006, the FASB issued SFAS No. 156, Accounting for Servicing of Financial Assets. SFAS 156 permits, but does not require, the subsequent measurement of separately recognized servicing assets and servicing liabilities at fair value. SFAS 156 is effective for financial statements for fiscal years beginning after September 15, 2006. Management believes this statement will have no impact on the financial statements of the Company once adopted.

In June 2006, the FASB issued Interpretation No. 48, Accounting for Uncertainties in Income Taxes, (“FIN 48”). FIN 48 clarifies the accounting for uncertainty in income taxes and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 is effective for financial statements as of January 1, 2007. Management believes that adoption of this standard will not have a material impact on the Company’s financial statements.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements. SFAS 157 defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements, but does not require any new fair value measurement. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The Company has not yet determined the impact of applying SFAS 157.

In September 2006, the FASB issued SFAS No. 158, Employers’ Accounting for Defined Benefit Pension and other Postretirement Plans. SFAS 158 requires an employer to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multi-employer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income. Portions of SFAS 158 are effective for financial statements as of December 31, 2006 and other portions are effective in later years. Management believes that adoption of this standard will not have a material impact on the Company’s financial statements.

Note 4. Property, Equipment, and Software

	September 30, 2006	December 31, 2005
Furniture and equipment	$67,854	$8,519
Computer equipment	102,452	14,489
Software	5,213,968	6,355
Subtotal	5,384,274	29,363
Accumulated depreciation and amortization	(449,287)	(2,211)
Property and equipment, net	$4,934,987	$27,152

The above amounts for furniture include purchases from the Company’s former president and CEO (“Former CEO”) during the nine months ended September 30, 2006, and the year ended December 31, 2005, of $12,354 and $3,780 respectively.

Note 5. Advances to SARS

The Company advanced operating funds to SARS prior to acquiring it. As of December 31, 2005, the Company was owed $28,000 by SARS for such advances, which were cancelled upon the Company acquiring SARS in May 2006.

Note 6. Notes Payable

Non-interest bearing notes payable in the amount of $100,000 were payable to former LLC members of Sentinela as of September 30, 2006, as part of the cost of acquiring Sentinela. They were paid in December 2006. Non-interest bearing notes payable in the amount of $21,095 were payable to a business one-half owned by the Former CEO as of December 31, 2005, for the purchase of office furniture. They were paid in the first calendar quarter of 2006.

Note 7. Long-Term Liabilities - Convertible Preferred Stock

The Company has outstanding one share of No Par Value Series A 8% Cumulative Convertible Preferred Stock and 140,000 shares of No Par Value Series B 8% Cumulative Convertible Preferred Stock. The Series A stock is owned by the parents of the Company’s current president and CEO (“Current CEO”). The Series B stock is owned by the former owners of Sentinela.

Dividends are cumulative and are payable monthly for both Series, in either cash or common stock of equivalent value at the Company’s discretion. Either Series is convertible at any time into common stock at the discretion of the stockholder. In the event of conversion, the number of shares of common stock received for each share of preferred stock is determined by dividing the Liquidation Amount by the Conversion Price. The Liquidation Amount for the Series A share is $949,909 plus accumulated dividends and for each Series B share is $1 plus accumulated dividends. The Conversion Price for both Series is fifty cents per share and a stockholder converting shares must convert all shares owned by the stockholder. If, five years following its date of designation (May 16, 2006, for Series A and September 30, 2006, for Series B), a Series has not been otherwise converted to common stock, the stockholders have the option to require the Company to redeem each share of the Series at the Liquidation Amount. If the Company issues common stock at less than the Conversion Price, the Conversion Price is adjusted to such lower price. Neither Series has voting rights.

Both Series are classified as long-term liabilities because of their mandatory redemption features. Dividends on these securities are treated as interest expense.

Note 8. Warrants

During the nine months ended September 30, 2006, and the year ended December 31, 2005, the Company granted warrants to purchase shares of the Company’s common stock to various parties for services and in connection with acquisitions and capital formation activities as follows:

Date	Action	Number of Warrants	Fair Value at Issuance	Exercise Price	Expiration Date
January 2005	Grants to Founder and consultants	2,984,000	$1,349,614	$0.50	Jan. 1, 2010
Balance - December 31, 2005		2,984,000	1,349,614
July 2006	Grants to sellers of SARS	942,406	426,429	$0.50	May 16, 2011
September 2006	Grants to consultants	1,550,000	564,496	$1.00	Sep. 30, 2011
Balance - September 30, 2006		5,476,406	$2,340,539

The weighted average exercise price and remaining contractual term of the warrants outstanding at September 30, 2006, is $0.64 and 4.0 years, respectively.

Note 9. Income Taxes

Significant components of the Company’s deferred tax assets and liabilities and related valuation allowances are as follows:

	September 30, 2006	December 31, 2005
Deferred tax assets:
Accelerated depreciation	$74,000	$2,000
Shared-based compensation expense	832,000	459,000
Net operating loss carryforwards	1,642,000	1,237,000
Total deferred tax assets	2,548,000	1,698,000
Valuation allowance	(2,548,000)	(1,698,000)
Deferred tax assets, net of valuation allowance	$—	$—

The Company has established valuation allowances as of September 30, 2006, and December 31, 2005, due to the uncertainty of future realization of the net deferred tax assets. During the nine months ended September 30, 2006, and the year ended December 31, 2005, the valuation allowance increased by $850,000 and $972,000, respectively.

At September 30, 2006, and December 31, 2005, the Company had net operating loss carryforwards available to offset future taxable income of $4.8 million and $3.6 million, respectively, that expire between 2024 and 2027. Utilization of these carryforwards is dependent on future taxable income and could be further limited by Internal Revenue Code Section 382 due to a change in ownership control of one of the Company’s subsidiaries.

Note 10. Commitments and Contingencies

The Company leases its office facility and equipment from a business owned one-half by the Former CEO. The office lease is $2,000 per month for one year beginning October 1, 2006. The equipment leases are $547 per month and have less than twelve months remaining. The Company leases equipment in South America for $395 per month with a 4% annual increase. This lease expires December 31, 2011. Minimum future lease payments are as follows for fiscal years ending September 30:

Total Lease Obligations
2007	$28,740
2008	4,930
2009	5,127
2010	5,332
2011	5,545
Thereafter	5,767
$55,441

Rental expense was $15,836 and $6,050 for the nine months ended September 30, 2006, and year ended December 31, 2005, respectively. Of these amounts, $7,750 and $5,425, respectively, were paid to a business one-half owned by the Former CEO.

Note 11. Purchases of Assets and Acquisitions

Customer List

On July 16, 2005, the Company purchased a customer list from ESL, LLC. This customer list was determined to have a value of $50,000 and was placed in a new subsidiary, ESL. The purchase price was paid with 100,000 shares of the Company’s common stock valued at $50,000.

SARS Acquisition

On May 1, 2006, the Company purchased all of the capital stock of SARS for $4,911,968 in order to obtain certain key software developed and owned by SARS that the Company intends to market. The Current CEO, who assumed that role as of the acquisition date, and his parents were the majority owners of SARS, but they had no interest in the Company prior to the acquisition. The purchase price was paid by issuing one share of the Company’s Series A preferred stock valued at $949,909, 7,071,260 shares of the Company’s common stock valued at $3,535,630, and warrants to purchase 942,406 shares of the Company’s common stock at $0.50 per share valued at $426,429. Of this, the Current CEO received 785,412 shares of the Company’s common stock valued at $392,706. His parents received the Series A preferred stock share and 4,692,073 shares of the Company’s common stock valued at $2,346,037.

The acquisition has been accounted for as a purchase. The results of SARS’ operations are included in these consolidated financial statements from the date of purchase and the purchase price was allocated to the assets and liabilities of SARS as follows:

Current assets	$153,961
Property, equipment, and software	5,259,244
Liabilities assumed	(260,962)
Company advances to SARS canceled	(240,275)
Total	$4,911,968

The results of operations of the Company, assuming that SARS had been acquired at the beginning of the period, would be:

	September 30, 2006	December 31, 2005
Sales	$457,924	$471,931
Net loss	$(9,987,006)	$(3,709,662)
Basic and diluted loss per share	$(0.35)	$(0.32)

Sentinela Acquisition

On September 30, 2006, the Company purchased certain assets from Sentinela for $600,000 in order to enter the South American market. These assets were placed in SARS. The total purchase price was paid by issuing 720,000 shares of the Company’s common stock valued at $360,000, 140,000 shares of the Company’s Series B preferred stock valued at $140,000, and $100,000 in non-interest bearing notes payable due December 15, 2006.

The acquisition has been accounted for as a purchase. Because these assets were acquired on the last day of the period ended September 30, 2006, there is no effect of them in the Company’s consolidated results of operations. The purchase price was allocated to the acquired assets and liabilities as follows:

Property, equipment, and software	$32,148
Goodwill	567,852

Total	$600,000

The results of operations of the Company, assuming that Sentinela assets had been acquired at the beginning of the period, would be:

	Nine months ended September 30, 2006	Year ended December 31, 2005
Sales	$212,649	$33,577
Net loss	$(9,739,253)	$(3,227,628)
Basic and diluted loss per share	$(0.34)	$(0.28)

Note 12. Related Party Transactions

As described in Notes 3 and 8, during the nine months ended September 30, 2006, and the year ended December 31, 2005, the Company made share-based payments in the form of shares of the Company’s common stock and warrants to purchase common stock. A summary of such shares and warrants issued and granted to parties able to significantly influence the management of the Company, including principal owners, members of management, and their immediate families, follows:

	Number Issued or Granted	Fair Value at Issuance
Common stock shares:
Year ended Dec. 31, 2005	—	$—
Nine months ended Sept. 30, 2006	22,091,341	11,045,671
Total	22,091,341	$11,045,671
Common stock purchase warrants:
Year ended Dec. 31, 2005	—	$—
Nine months ended Sept. 30, 2006	240,410	108,185
Total	240,410	$108,185

As described in Note 4, the Company purchased furniture from a business one-half owned by the Former CEO during the nine months ended September 30, 2006, and the year ended December 31, 2005, in the amounts of $12,354 and $3,780 respectively.

As described in Note 5, the Company advanced operating funds to SARS prior to acquiring it. As of December 31, 2005, the Company was owed $28,000 by SARS for such advances, which were cancelled upon the Company acquiring SARS in May 2006.

As described in Note 6, non-interest bearing notes payable in the amount of $21,095 were payable to a business one-half owned by the Former CEO as of December 31, 2005, for the purchase of office furniture. They were repaid in the first calendar quarter of 2006.

As described in Note 10, a business one-half owned by the Former CEO was paid $7,750 and $5,425, respectively, for office rent during the years ended September 30, 2006 and December 31, 2005, respectively.

As described in Note 11, in July 2006, in connection with the May 2006 acquisition of SARS, the Company issued 785,412 shares of the Company’s common stock valued at $392,706 to the Current CEO and one share of Series A preferred stock valued at $949,909 and 4,692,073 shares of the Company’s common stock valued at $2,346,037 to his parents. As of September 30, 2006, the Company owes interest of $25,332 and dividends of $31,663 accrued during the nine months then ended to the parents of the Current CEO.

The owner of the Company’s outside law firm is a stockholder in the Company and a member of the Board of Directors. The Company incurred $191,810 and $428,391 in legal fees from his firm in the nine months ended September 30, 2006, and the year ended December 31, 2005, respectively. As of September 30, 2006, the Company owed $449,013 for legal services to the firm.

Note 13. Subsequent Events

Offering of Common Stock under a Private Placement Memorandum and Reverse Merger with Public Shell Company

On January 23, 2007, the Company entered into an agreement with a placement agent to offer for sale to accredited investors under a private placement memorandum (“PPM”), on an exclusive, best-efforts basis, a minimum of $3,000,000 and up to $10,000,000 of its common stock. The Company will also have the option to sell an additional $3,500,000 of common shares to cover over-allotments. The Company believes this offering will commence in the first calendar quarter of 2007.

The purchasers of the first $3,000,000 of stock will receive three-year warrants to purchase the number of common shares equivalent to 20% of the common shares purchased by them under the offering at $1.25 per share.

The placement agent’s fees will be approximately 13% of the gross proceeds of the offering, plus warrants exercisable for five years at the offering price per share to purchase the number of common shares equivalent to 20% of the shares sold in the offering. For a period of one year following the date of the PPM, the placement agent must approve any additional issuances of capital stock by the Company. The offering presumes that the Company will effect a reverse merger with a public shell company, which has not yet been identified. The Company will be required to pay the placement agent $100,000 in the event the Company prevents completion of the offering.

Completion of October 2005 Private Placement

In January 2007, the Company completed the sale of its common stock under a private placement memorandum dated October 2005. Subsequent to September 30, 2006, the Company sold an additional 4,190,000 shares of its common stock at $0.50 per share and issued warrants to purchase 9,974,145 shares of its common stock at $0.50 per share. Such warrants expire five years from their date of issuance and have been valued at $4,520,612. Of this amount, $1,672,656 and $948,909 have been accounted for as non-cash costs of the offering during the nine months ended September 30, 2006, and the year ended December 31, 2005, respectively. The remaining $1,899,047 will be accounted for as non-cash costs of the offering in the fiscal year ending September 30, 2007.

Bridge Loan

In January 2007, the Company borrowed $500,000 under a bridge loan with interest payable at 10%. The loan is due in one year. The loan requires payment of a minimum of 30 days’ interest. All of the Company’s assets are pledged as security on this loan. This loan is to be repaid from the proceeds of the private sale of Company common stock described above. The Company issued the lender warrants to purchase 500,000 shares of the Company’s common stock at $1 per share. The warrants expire on January 8, 2010, and are valued at $133,595, which amount will be accounted for as additional interest expense over the expected term of the loan.

Reverse Stock Split

In the first calendar quarter of 2007, the Company plans a reverse 1 to 0.365 split of its common stock without changing the number of authorized shares for the class.